As filed with Securities and Exchange Commission on June 24, 1999
                                                     Registration No. : 33-
==============================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                              THE SECURITIES ACT OF 1933

                             CULLEN/FROST BANKERS, INC.
                 (Exact name of issuer as specified in its charter)

             Texas                                             74-1751768
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

        100 W. Houston Street
          San Antonio, Texas                                           78205
(Address of Principal Executive Offices)                             (Zip Code)

                             Cullen/Frost Bankers, Inc.
                              1997 Directors Stock Plan
                              (Full Title of the Plan)

                                  Phillip D. Green
                          Senior Executive Vice President
                             and Chief Financial Officer
                             Cullen/Frost Bankers, Inc.
                                100 W. Houston Street
                              San Antonio, Texas 78205
                                   (210) 220-4011
                       Name, address, including zip code, and
                       telephone number, including area code,
                        of agent for service for registrant)

                           CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed         Proposed
                       Amount       maximum          maximum         Amount of
Title of securities     to be    offering price     aggregate       registration
to be registered     registered    per share (1)  offering price(1)     fee
--------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share(2)     300,000       $26.52         $7,956,000        $2,410.91
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low price of the Common Stock of Cullen/Frost Bankers, Inc. as reported on The NYSE on June 16, 1999.

(2) Includes associated preferred shares purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Common Stock.
==============================================================================

                                   PART I

                   INFORMATION REQUIRED IN THE PROSPECTUS

     Pursuant to the Note to Part 1 of Form S-8, the documents containing the information specified by Part 1 of Form S-8 will be sent or given to non-employee directors as specified by Rule 428(b)(1).

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Cullen/Frost Bankers, Inc. ("Cullen/Frost") pursuant to the Securities
Exchange Act of 1934 (The "Exchange Act") are incorporated herein by reference: Cullen/Frost's Annual Report on Form 10-K as of and for the year ended December 31, 1998, as amended by the Reports on Form 10-K/A dated April 30, 1999 and June 23, 1999 (together, the "1998 Cullen/Frost 10-K"); the portions of Cullen/Frost's Proxy Statement for the Annual Meeting of Shareholders held on May 26, 1999 (the "1999 Cullen/Frost Proxy Statement") that have been incorporated by reference in the 1998 Cullen/Frost 10-K; the description of Cullen/Frost Common Stock set forth in Cullen/Frost Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description; the description of preferred share purchase rights set forth in Cullen/Frost's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating any such description; Cullen/Frost's Quarterly Report on Form 10-Q as of, and for the three months ended, March 31, 1999; and Cullen/Frost's Current Report on Form 8-K, dated January 26, 1999, relating to the Cullen/Frost Bankers,
Inc. Shareholder Protection Rights Agreement, including Exhibit A the forms of Rights Certificate and Election to Exercise and Exhibit B the form of Statement Resolution Establishing a Series of Shares of Junior Participating Preferred Stock.

     All documents filed by Cullen/Frost pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Cullen/Frost Common Stock offered hereby has been sold or that all such stock then remaining unsold has been deregistered shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF CAPITAL STOCK


     Not Applicable - Cullen/Frost's Common Stock and associated stock purchased rights to be offered pursuant to this registration statement have been registered under Section 12 of the Exchange Act.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Legality of Common Stock

     Not Applicable


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  (a) Article 2.02-1 of the Texas Business Corporation Act grants to each Texas corporation the power to indemnify its directors and officers against liability for certain of their acts.

  (b) Article V of Cullen/Frost's Bylaws provides for indemnification of any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of Cullen/Frost or is or was serving at the request of Cullen/Frost as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by Cullen/Frost in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director, officer, employee or agent who may be entitled to such indemnification of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the applicable statute, and (ii) a written undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Cullen/Frost. Cullen/Frost's obligation to indemnify and to prepay expenses shall arise, and all rights granted to directors, officers, employees or agents hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed.

  (c) Article 11 of the Amended and Restated Articles of Incorporation of Cullen/Frost provides, as permitted by the Texas Miscellaneous Corporation Laws Act, Art. 1302-7.06, that the directors of Cullen/Frost have no personal liability for monetary damages for breach of directors' fiduciary duty of care. The provision does not change the liability of a director for breach of his or her duty of loyalty to Cullen/Frost or to shareholders, acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law, an act or omission for which the liability of a director is expressly provided for by an applicable statute, or in respect of any transaction from which a director received an improper personal benefit.

  (d) Cullen/Frost maintains director and officer liability insurance coverage for its directors and officers and those of its subsidiaries. This coverage insures such persons against certain losses that my be incurred by them in their respective capacities as directors or officers with respect to which they may or may not be indemnified under the provisions of Article V of the Bylaws of Cullen/Frost or otherwise.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

Item 8.  EXHIBITS



     Exhibit
     Number       Description of Exhibits
     --------     -----------------------
      3.1         Articles of Incorporation of Cullen/Frost Bankers, Inc.,
                  as amended. (1)
      3.2         Amended By-Laws of Cullen/Frost Bankers, Inc. (2)
      4.1         Shareholder Protection Rights Agreement dated as of
                  January 26, 1999 between Cullen/Frost Bankers, Inc.
                  and The Frost National Bank, as Rights Agent. (3)
      4.2         1997 Directors Stock Plan of Cullen/Frost Bankers, Inc. (4)
      5           Opinion of Baker & Botts, L.L.P. re:  Legality
     23.1         Consent of Independent Accountants.
     23.2         Consent of Baker & Botts, L.L.P. is contained in its
                  opinion filed as Exhibit 5 hereto.
     24           Power of Attorney.

---------------------
     (1) Incorporated herein by reference to the designated Exhibit to the Cullen/Frost Report on Form 8-A12B/A filed on August 31, 1998 (File No. 0-7275).
     (2) Incorporated herein by reference to the designated Exhibit to the Cullen/Frost Annual Report on Form 10-K/A for the Year Ended December 31, 1995 (File No. 0-7275).
     (3) Incorporated herein by reference to the designated Exhibit to Cullen/Frost's Current Report on Form 8-A12G/A dated
            February 1, 1999 (File No. 0-7275).
     (4) Incorporated herein by reference to the designated Exhibit to the Cullen/Frost's Annual Report on Form 10-K for the Year Ended December 31, 1997 (File No. 0-7275).

Item 9.  UNDERTAKINGS


      Undertakings
      ------------

           The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           That insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (1) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Cullen/Frost Bankers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, and the State of Texas, on this 22nd day of June, 1999.

                                           CULLEN/FROST BANKERS, INC.
                                                 (Registrant)



                                          By:/s/ PHILLIP D. GREEN
                                             ------------------------
                                             Phillip D. Green
                                             Senior Executive Vice President and
                                             Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of June, 1999.

       Signatures                                Title
       ----------                                -----


       T.C. FROST*                     Senior Chairman of the Board
------------------------                      and Director
      (T.C. Frost)


   RICHARD W. EVANS, Jr*                Chairman of the Board
 --------------------------       and Director (Principal Executive
  (Richard W. Evans, Jr.)                      Officer)


  R. DENNY ALEXANDER*                          Director
------------------------
  (R. Denny Alexander)


   ISAAC ARNOLD, JR.*                          Director
------------------------
  (Isaac Arnold, Jr.)


   ROYCE S. CALDWELL*                          Director
------------------------
  (Royce S. Caldwell)


   RUBEN R. CARDENAS*                          Director
------------------------
  (Ruben R. Cardenas)

       Signatures                                Title
       ----------                                -----


   HENRY E. CATTO*                             Director
------------------------
  (Henry E. Catto)


   BOB W. COLEMAN*                             Director
------------------------
  (Bob W. Coleman)


   HARRY H. CULLEN*                            Director
------------------------
   (Harry H. Cullen)


                                               Director
------------------------
  (Roy H. Cullen)


   EUGENE H. DAWSON, SR.*                      Director
------------------------
  (Eugene H. Dawson, Sr.)


     CASS EDWARDS*                             Director
------------------------
    (Cass Edwards)


   RUBEN M. ESCOBEDO*                          Director
------------------------
  (Ruben M. Escobedo)


   W.N. FINNEGAN III*                          Director
------------------------
  (W.N. Finnegan III)


   PATRICK B. FROST*                           Director
------------------------
  (Patrick B. Frost)


     Joe R. Fulton*                            Director
------------------------
    (Joe R. Fulton)


  JAMES W. GORMAN, JR.*                        Director
------------------------
 (James W. Gorman, Jr.)

       Signatures                                Title
       ----------                                -----

     JAMES L. HAYNE*                            Director
------------------------
   (James L. Hayne)


 RICHARD M. KLEBERG, III*                       Director
------------------------
(Richard M. Kleberg, III)


    ROBERT S. McCLANE*                          Director
------------------------
   (Robert S. McClane)


   IDA CLEMENT STEEN*                           Director
------------------------
  (Ida Clement Steen)


  CURTIS VAUGHAN, JR.*                          Director
------------------------
 (Curtis Vaughan, Jr.)


  HORACE WILKINS, JR.*                          Director
------------------------
 (Horace Wilkins, Jr.)


   MARY BETH WILLIAMSON*                        Director
------------------------
  (Mary Beth Williamson)


*By:/s/ PHILLIP D. GREEN                 Senior Executive Vice President
--------------------------                 and Chief Financial Officer
(Phillip D. Green)
[as Attorney-in-Fact for
  the persons indicated]

                                       EXHIBIT INDEX
                                       -------------


     Exhibit
     Number       Description of Exhibits
     --------     -----------------------
      3.1         Articles of Incorporation of Cullen/Frost Bankers, Inc.,
                  as amended. (1)
      3.2         Amended By-Laws of Cullen/Frost Bankers, Inc. (2)
      4.1         Shareholder Protection Rights Agreement dated as of
                  January 26, 1999 between Cullen/Frost Bankers, Inc.
                  and The Frost National Bank, as Rights Agent. (3)
      4.2         1997 Directors Stock Plan of Cullen/Frost Bankers, Inc. (4)
      5           Opinion of Baker & Botts L.L.P. re:  Legality
     23.1         Consent of Independent Accountants.
     23.2         Consent of Baker & Botts L.L.P. is contained in its
                  opinion filed as Exhibit 5 hereto.
     24           Power of Attorney.

---------------------
     (1) Incorporated herein by reference to the designated Exhibit to the Cullen/Frost Report on Form 8-A12B/A filed on August 31, 1998 (File No. 0-7275).
     (2) Incorporated herein by reference to the designated Exhibit to the Cullen/Frost Annual Report on Form 10-K/A for the Year Ended December 31, 1995 (File No. 0-7275).
     (3) Incorporated herein by reference to the designated Exhibit to Cullen/Frost's Current Report on Form 8-A12G/A dated
            February 1, 1999 (File No. 0-7275).
     (4) Incorporated herein by reference to the designated Exhibit to the Cullen/Frost's Annual Report on Form 10-K for the Year Ended December 31, 1997 (File No. 0-7275).